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                                                                   Exhibit 10.14

                           Schedule to Exhibit 10.14

     Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.14.

Exhibit 10.14 Filed

Agreement:        Letter of Undertaking
Date:             November 19, 2003
Party A:          Puccini International Limited
Party B:          Wang Lei Lei

Agreements Substantially Identical to Exhibit 10.14 and Omitted

Agreement:        Letter of Undertaking
Date:             November 19, 2003
Party A:          Puccini International Limited
Party B:          Wang Xiu Ling

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[Translation of Chinese original]

                              LETTER OF UNDERTAKING

   This Letter of Undertaking (the "Letter of Undertaking") is executed as of November 19, 2003 by and between the following parties:

     (1) PUCCINI INTERNATIONAL LIMITED (the "Party A"), a limited liability company organized in the Cayman Islands, located at Scoita Centre, 4/th/ Floor, P. O. Box 2804, George Town, Grand Cayman, Cayman Islands.

     (2)  Wang Lei Lei (the "Party B" or "borrower")
          Sex: Male
          PRC ID Number: 110102197304020437
          Address: Room 1001 Building 1, Xiaoyangyibin Hutong Bystreet, Dongcheng District, Beijing

  As used in this Letter of Undertaking, Party A and Party B are the specific respective "Party", and the "Parties"is used collectively.

     WHEREAS, Party A is a company registered in the British-administered Cayman Islands;

     WHEREAS, Party B holds an 80% equity interest in Beijing Lei Ting Wu Ji Network Technology Ltd. (the "Lei Ting Wu Ji"), a limited liability company organized in the PRC;

     WHEREAS, Party B, Devine Gem Management Limited (the "DGM") and Ms Wang Xiu Ling entered into a Loan Agreement as of July 25, 2002 (the "Loan Agreement"), in accordance with which DGM granted Party B and Ms Wang Xiu Ling Renmibi 400,000 and Renminbi 100,000 respectively to contribute to Lei Ting Wu Ji;

     WHEREAS, Party A and DGM entered into an Assignment of Loan Agreement as of September 25, 2003, in accordance with which DGM transferred the rights and obligations under such agreement to Party A;

     NOW, THEREFORE, Party A and Party B intend to make relevant undertakings with respect to the Loan Agreement and the Assignment of Loan Agreement as follows:

     1. The borrower confirms that in the loan term prescribed in, or the extended loan term agreed under, the Loan Agreement and the Assignment of Loan Agreement, the borrower shall refund the loan, in any of the following events:
     (1) the borrower deceases or becomes a person with no capacity or limited capacity for civil acts;
     (2) the borrower quits from, or is dismissed by, the lender or its affiliates;
     (3)    the borrower commits a crime or is involved in a crime;
     (4) there is a third party claim of more than Renminbi 500,000 against the

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            borrower;
     (5) foreign investors are permitted to invest in the value-added telecommunication business and the relevant authorities begin to review and approve such business in accordance with the applicable laws of the PRC.

     2. Party B hereby agrees and warrants that the loan granted under the Loan Agreement and the Assignment of Loan Agreement (the "Loan") shall only be used to provide funds for Lei Ting Wu Ji for its business development. Without the Party A's prior written consent, Party B shall not use the Loan for other purposes and shall not transfer or pledge its equity interest or otherwise in Lei Ting Wu Ji to any other third party.

     3. Party B hereby agree and confirm that the Loan shall be refunded only in the following methods: Party B to transfer all its equity interest in Lei Ting Wu Ji to Party A or a person (natural person or legal person) designated by Party A.

     4. Party B hereby agrees that any of Party B's proceeds arising out of the transfer of its equity interest in Lei Ting Wu Ji shall be used to refund the Loan under the Loan Agreement and the Assignment of Loan Agreement to Party A in the way designated by Party A and this Letter of Undertaking shall be terminated upon such transfer.

     5. Party B hereby agree and confirm that Party A is entitled but not obliged to, purchase or designate any other person (legal person or natural person) to purchase, at any price agreed by the Parties, at any time, all or part of Party B's equity interest in Lei Ting Wu Ji.

     6. Party B hereby agrees and warrants to execute an irrevocable power of attorney, according to which all rights of the shareholders of Lei Ting Wu Ji shall be granted to a person designated by Party A or Puccini Network Technology (Beijing) Limited, one of Party A's domestic affiliates.

     7. Party B hereby agree that the Loan under the Loan Agreement shall be a loan without interest, in the event that the transferred price for Party B's equity interest in Puccini Network Technology (Beijing) Limited, for which Party B shall charge Party A or a person designated by Party A, is equal to or less than the amount of the principal of the Loan, and Party B shall not pay Party A any other fees. In case the transferred price for the aforesaid equity interest exceeds the amount of the principal of the Loan, the exceeded amount shall be deemed the interest under the Loan Agreement and shall be refunded by the borrower to Party A.

     8. The execution, validity, interpretation, performance, modifications, termination and the settlement of the disputes of the Letter of Undertaking shall be governed by the laws of PRC.

     9. The Parties shall strive to settle any dispute arising from the interpretation or

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          performance in connection with this Letter of Undertaking through friendly consultation. In case no settlement can be reached within 30 days after the Party asks for consultation, the Party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall take place in Beijing. The arbitration award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

     10. In case of any disputes arising out of the interpretation and performance of the Letter of Undertaking or any pending arbitration of such dispute, the Parties shall continue to perform their rights and obligations under the Letter of Undertaking, except for the matters involved in the disputes.

     11. The Letter of Undertaking shall be in effect as of the execution date and shall expire as of the date when all of the obligations of Party B under the Letter of Undertaking have been fulfilled.

     12. The Letter of Undertaking shall be made in duplicate and each party shall hold one, which has the same effect.

     13. The Letter of Undertaking shall be one integral part of the Loan Agreement and the Assignment of Loan Agreement.

     14. The Letter of Undertaking shall be amended and supplemented in written agreements executed by the Parties. Any amendment and/or supplement to the Letter of Undertaking shall be an integral part of the Letter of Undertaking and have the same effect as the Letter of Undertaking.

     15. The invalidity of any provision of the Letter of Undertaking hereof shall not affect or impair any other provisions hereunder.

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Party A: PUCCINI INTERNATIONAL LIMITED


Signature:
           ---------------------------
Title:


Party B: Wang Lei Lei


Signature:
           ---------------------------
Title:

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